EXHIBIT  23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


Pizza  Inn,  Inc.
The  Colony,  Texas


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-56590, 33-71700, as amended by Post-Effective Amendments No. One and Two, 333-77617, and 333-76296) of Pizza Inn, Inc. of our report dated August 16, 2005 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ BDP Seidman, LLP

BDO  Seidman,  LLP

Dallas,  Texas
September  23,  2005